UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2015

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	000-19797	74-1989366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Bowie Street, Austin, Texas	78703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(512) 477-4455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 26, 2015, the Board of Directors (the “Board”) of Whole Foods Market, Inc. (the “Company”) approved amendments to the Company’s Amended and Restated Bylaws, as previously amended (the “Bylaws”), effective immediately, to adopt a new proxy access right for eligible shareholders.  Article II, Section 15 has been added to the Bylaws, and related amendments were made in Sections 12, 13 and 14 of Article II, to permit an eligible shareholder, or an eligible group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to 20% of the Board, if such nominating shareholders and nominees satisfy applicable bylaw requirements.  The foregoing proxy access right is subject to the additional eligibility, procedural and disclosure requirements referred to in Article II, Section 15 of the Bylaws.  Article II, Section 13 of the Bylaws was also amended to specify the deadline for advance notice of shareholder proposals (other than proposals made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934), director nominations (other than nominations under the Bylaws’ proxy access provisions) and other business to be properly brought before the 2016 Annual Meeting of Shareholders.  The specific deadlines with respect to the 2016 Annual Meeting of Shareholders by which notice of shareholder proposals and director nominations must be received in order to be timely will be set forth in the Company’s definitive proxy statement for the 2015 Annual Meeting of Shareholders.

The foregoing description of the Company’s Bylaws is qualified in all respects by reference to the text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

3.1          Amended and Restated Bylaws of Whole Foods Market, Inc., effective June 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

	By:	/s/ Glenda Flanagan
Date: June 29, 2015		Glenda Flanagan
Executive Vice President and Chief Financial Officer